Exhibit 5.2

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

February 7, 2018

Tapestry, Inc.
10 Hudson Yards
New York, NY 10001

Ladies and Gentlemen:

We have acted as special counsel for Tapestry, Inc, a Maryland corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of the following securities of the Company (collectively, the “Securities”): (i) debt securities (“Debt Securities”); (ii) shares of common stock, $.01 par value per share (“Common Stock”); (iii) shares of preferred stock, $.01 par value per share (“Preferred Stock”); (iv) warrants to purchase other Securities (“Warrants”); (v) rights to purchase other Securities (“Rights”); (vi) depositary shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”); (vii) purchase contracts  the for the purchase or sale of other Securities (“Purchase Contracts”); and (viii) units consisting of any combination of two or more other Securities (“Units”).

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the prospectus included therein and exhibits thereto, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that (a) the parties thereto (i) are duly organized and validly existing in good standing in their respective jurisdictions of incorporation or formation, (ii) have complied with all aspects of the laws of their respective jurisdictions of incorporation or formation in connection with the issuance of the Securities and the related transactions and (iii) had the power, corporate or other, to enter into and perform all obligations thereunder, and (b) the due authorization by all requisite action, corporate or other (“Company Action”), and the execution and delivery by the parties thereto of such documents and the validity and binding effect thereof on such parties.

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February 7, 2018

In addition, we have assumed that (a) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper Company Action; (b) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, and at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (c) any Debt Securities will be issued pursuant to one or more indentures, each to be between the Company and a financial institution identified therein as trustee; (d) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (e) any Depositary Shares will be issued under one or more deposit agreements, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (f) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (g) any Purchase Contracts will be issued under one or more purchase contract agreements, each to be between the Company and one or more purchase contract agents to be named therein, (h) any Units will be issued under one or more agreements defining the Units (a “unit agreement”), each to be between the Company and a financial institution identified therein; (i) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Company Action authorizing such sale and any applicable underwriting agreement, sales agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus, prospectuses or prospectus supplement; (j) the laws of the State of New York will be the governing law under any indenture, deposit agreement, warrant agreement, purchase contract or unit agreement; (k) the Company will remain a Maryland corporation; (l) the Securities will not be issued in violation of the ownership limit or any other provision contained in the charter or by-laws of the Company; and (m) the execution and delivery by the Company of the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts, the Units and any indenture, warrant agreement, deposit agreement, purchase contract agreement or unit agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

This opinion is limited in all respects to the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement.

We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated hereby. As to facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

February 7, 2018

This opinion is subject to the following further qualifications, assumptions and limitations: (a) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation), and (b) we do not express any opinion as to any provision with respect to the enforceability of (i) any consent to, or restriction upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (ii) any provision that allows liquidated damages, prepayment fees, cumulative remedies, late charges, default interest, make-whole premiums or forfeitures or other economic remedies to the extent such provisions are deemed to constitute a penalty or (iii) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, or the severability, if invalid, of provisions to the foregoing effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

(2) The Depositary Shares, upon due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein, and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be legally issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(3) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

(4) The Purchase Contracts, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein and due authentication of the Purchase Contracts by such purchase contract agent, and upon due execution and delivery of the Purchase Contracts on behalf of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

February 7, 2018

(5) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company and the unit agent named therein and due authentication of the Units by such unit agent, and upon due execution and delivery of the Units on behalf of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinions set forth herein are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Proskauer Rose